UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 24, 2026

Chaince Digital Holdings Inc.

(Exact Name of Registrant as Specified in Charter)

Cayman Islands	001-36896	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1251 Avenue of the Americas, Floor 41, New York, NY 10020

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (949) 678-9653

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, par value US$0.004 per share	CD	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On August 24, 2026, Chaince Digital Holdings Inc. (the “Company”) held its 2026 Annual General Meeting of Shareholders (the “Annual Meeting”). As of July 14, 2026, the record date for the Annual Meeting, there were 79,443,800 ordinary shares of the Company outstanding and entitled to vote at the Annual Meeting. At least 48,690,915 ordinary shares were represented at the Annual Meeting in person or by proxy, representing approximately 61.29% of the total outstanding ordinary shares as of the record date and constituting a quorum.

At the Annual Meeting, the Company’s shareholders voted on the matters described below. The final voting results were as follows:

Proposal One – Election of Directors

The Company’s shareholders elected or re-elected, as applicable, the following five directors to the Board of Directors of the Company (the “Board”): Dr. Alan Curtis and Mr. Hui Cheng were re-elected as independent directors; Mr. Shi Qiu was re-elected as a director; Mr. Jialin Li was elected as an independent director as the successor to Mr. Peter Nobel; and Mr. Gregory McGillis was elected as an additional director. Each director will hold office until his successor is elected or appointed or his office is otherwise vacated in accordance with the Company’s memorandum and articles of association then in effect.

The voting results for each director nominee were as follows:

Director Nominee	Votes For	Votes Against	Votes Abstained	Broker Non-Votes
Dr. Alan Curtis	47,574,833	1,115,535	546	N/A
Mr. Hui Cheng	47,101,604	1,588,240	1,070	N/A
Mr. Shi Qiu	48,670,209	18,517	2,188	N/A
Mr. Jialin Li	48,655,403	33,274	2,238	N/A
Mr. Gregory McGillis	48,683,242	6,008	1,664	N/A

Proposal Two – Ratification of Independent Registered Public Accounting Firm

The Company’s shareholders ratified the selection of Tang Qian & Associates PLLC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026. The voting results were as follows:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
48,678,953	10,130	1,832	N/A

Proposal Three – Increase in Authorized Share Capital

The Company’s shareholders approved, by way of an ordinary resolution, an increase in the authorized share capital of the Company from US$4,000,000 divided into 1,000,000,000 ordinary shares, par value US$0.004 per share, to US$80,000,000 divided into 20,000,000,000 ordinary shares, par value US$0.004 per share, by the creation of an additional 19,000,000,000 ordinary shares, par value US$0.004 per share, ranking pari passu in all respects with the existing ordinary shares, and the corresponding amendment to Clause 6 of the Company’s Fifth Amended and Restated Memorandum of Association.

The voting results were as follows:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
46,892,493	1,796,709	1,714	N/A

Proposal Four – Authorization to Effect Share Consolidations

The Company’s shareholders approved, by way of an ordinary resolution, authorization for the Board, in its discretion and without further shareholder approval, to effect one or more share consolidations (reverse stock splits) of the Company’s issued and unissued ordinary shares at any time or from time to time on or before the third anniversary of the date of the Annual Meeting, at a ratio or ratios of not less than 2:1 and not greater than 200:1 for each share consolidation, provided that the aggregate cumulative ratio of all such share consolidations shall not be greater than 4,000:1, and to determine the treatment of fractional shares and make any corresponding proportionate adjustments to the number of authorized ordinary shares and the par value of each ordinary share to the extent permitted by Cayman Islands law and the Company’s memorandum and articles of association then in effect.

The voting results were as follows:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
47,103,367	1,585,862	1,687	N/A

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 25, 2026	CHAINCE DIGITAL HOLDINGS INC.

	By:	/s/ Shi Qiu
	Name:	Shi Qiu
	Title:	Chief Executive Officer

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